UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2011

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 27, 2011, Jacobs Engineering Group Inc. (the “Company”) held its Annual Meeting of Shareholders, at which the following items were voted upon:

(1)	Election of Directors:

Nominee	For	Against	Abstain
John F. Coyne	86,156,916	4,447,491	132,518
Linda Fayne Levinson	88,213,982	2,384,858	138,234
Craig L. Martin	89,217,510	1,402,974	116,441
John P. Jumper	89,093,743	1,488,400	154,782

There were 16,248,379 broker non-votes with the exception of Ms. Fayne Levinson who had 16,248,230 broker non-votes in the election of directors.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2011:

For	Against	Abstain
105,979,462	770,251	235,591

There were no broker non-votes on the proposal.

(3)	Approval of an amendment to and restatement of the Company’s Global Employee Stock Purchase Plan to extend the term of the plan to January 27, 2021:

For	Against	Abstain
89,229,369	518,443	989,262

There were 16,248,230 broker non-votes on the proposal.

(4)	Advisory vote on the Company’s executive compensation:

For	Against	Abstain
40,671,646	48,754,130	1,311,298

There were 16,248,230 broker non-votes on the proposal.

(5)	Advisory vote on the frequency of shareholder advisory votes on the Company’s executive compensation:

3 Years	2 Years	1 Year	Abstain
26,241,081	2,258,495	60,761,387	1,476,111

There were 16,248,230 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President
Finance and Administration

Date: January 28, 2011